Exhibit 99.1

Sterling Acquires F & S Distributors, Inc.

Continues Its Roll-Up Strategy With Its 3rd Business Acquisition Since Going Public

Accesswire

NEPTUNE, N.J., January 17, 2019 -- Sterling Consolidated Corp. (OTC: STCC) (The Company), a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years, and creator of the blockchain based DiMO Token, today shared news regarding its acquisition of F&S Distributors, Inc. a 58-year old Jackson, New Jersey o-ring distributor (www.fnsdistributors.net).

“This acquisition exemplifies our business model,” said Sterling CEO, Darren DeRosa. “F&S has been a quality competitor in the o-ring business for over 58 years and has a steady customer base with many custom parts. Additionally, the operations are close to our headquarters in New Jersey. The consolidation of operations will reduce post-acquisition overhead and create other economies of scale.”

The deal is structured as an asset purchase and the terms call a combined cash and stock purchase totaling $900,000. Sterling will retain all key performers including the top management and sales positions.

F&S reported $2.7 million in sales on its most recent federal corporate tax return along with $283k in receivables, $718k in inventory and $204k in net income.

Mr. DeRosa stated, “When we include the projected $2.7 million sales from F&S, we forecast breaking the $9.2 million mark in total sales for 2019. This represents an approximate 40% increase in our current sales level. This type of acquisition is exactly what we envisioned when we went public in 2013. We are committed to being one of the most forward-thinking companies in the o-ring sector. Our intent is to continue to grow Sterling both through acquisition and the technological innovation of our blockchain endeavor known as DiMO”.

For more information visit: http://investor.sterlingconsolidated.com

About Sterling Consolidated Corp.

Sterling Consolidated Corp., through its wholly-owned subsidiary, Sterling Seal and Supply is a leading supplier of hydraulic and pneumatic seals to the automotive and industrial marketplace for almost 50 years as well as an approved supplier to Amazon and Walmart. The Company has 5 locations throughout the USA, and plans to acquire more through its ongoing acquisition strategy. The Company is also the creator of the DiMO, a blockchain based cryptocurrency, that they hope brings an edge to the industry and improves overall profits and efficiencies through the use of smart contracts.

Investor & Media Contact:

Scott Chichester, CFO - schichester@sterlingconsolidated.com
Source:  Sterling Consolidated Corp - http://www.sterlingconsolidated.com

Forward-looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may" "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Legal Disclaimer

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Sterling Consolidated Corp. will not be accepted.  No offer to buy securities in a Regulation A+ offering of Sterling can be accepted and no part of the purchase price can be received until Sterling's offering statement is qualified with the SEC.  Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date.  Any indications of interest in Sterling's offering involves no obligation or commitment of any kind.

1 Source https://www.futuremarketinsights.com/reports/gaskets-and-seals-market

SOURCE Sterling Consolidated Corp.